Exhibit 23.2

                            [Letterhead of KPMG LLP]


                              Accountants' Consent


We consent to the use of our report on the consolidated financial statements of MeriStar Hotels & Resorts, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
------------
KPMG LLP

Washington, D.C.
August 4, 1999

                                      II-9